SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 4, 2010

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 –Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets

On August 4, 2010, RC2 Corporation (the "Company") acquired substantially all of the assets of White Pine, L.L.C. (d/b/a JJ Cole Collections) and JJ Cole Europe, B.V. (collectively, the "Seller"), a privately-held, developer and marketer of mother, infant and toddler stylized travel, storage, comfort and convenience products.  All of the assets were acquired by a newly-formed subsidiary of the Company that will be owned approximately 91% by the Company and approximately 9% by the Seller's senior management, except for a small amount of assets in Europe which were acquired by a U.K. subsidiary of the Company.  Closing consideration consisted of approximately $40 million in cash, excluding transaction expenses and net of reinvestment by the Seller's senior management in their 9% ownership interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date:  August 5, 2010
BY  /s/ Peter A. Nicholson
Peter A. Nicholson,
Chief Financial Officer